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                                                                       EXHIBIT 4

                                   GUARANTY


                              September 16, 1999


Gateway Companies, Inc.
4545 Towne Centre Court
San Diego, CA 92121


Ladies and Gentlemen:

     We refer to that Convertible Loan Agreement (the "Loan Agreement"), dated
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as of September 16, 1999, between Gateway Companies, Inc. ("Gateway") and Vitech
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America, Inc., ("Vitech"), pursuant to which Gateway agreed to lend to Vitech
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the principal amount of $31,000,000.00 for use in the repayment of certain of
Vitech's debts and accounts payable. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Loan Agreement. Each of William C. St. Laurent and Georges C. St. Laurent, III (individually, a "Guarantor" and, collectively, the "Guarantors") are shareholders in Vitech and
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will benefit from the making of the Loan.  Accordingly, in order to induce
Gateway to enter into the Loan Agreement and make the Loan thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and Gateway agree as follows:

     1.  Guarantee of Performance and Payment.  The Guarantors, jointly and
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severally as primary obligors and not as sureties only, hereby unconditionally and irrevocably guarantee to Gateway, in an amount not to exceed $11,000,000, the performance by Vitech of its obligations to Gateway arising out of or in connection with the Loan Documents, including without limitation, the due and punctual payment of an aggregate of $11,000,000 of any and all sums owed by Vitech under the Loan Documents (collectively, the "Guaranteed Obligations").
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This guaranty shall remain in effect so long as Vitech has any obligations under the Loan Documents. The Guarantors' liabilities and obligations hereunder shall not exceed the lesser of (i) $11,000,000 or (ii) the liabilities and obligations of Vitech to Gateway arising out of or in connection with the Loan Documents, except that the Guarantors shall also be liable for the costs and expenses set forth in Section 7 hereof.

     2.  Guaranty Unconditional and Absolute.  The obligations of the Guarantors
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hereunder shall be joint, several, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Vitech or any other guarantor of any of the Guaranteed Obligations;

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     (ii)  any modification or amendment of or supplement to the Loan Agreement or the Note;

     (iii) any change in the corporate existence (including its constitution, laws, rules, regulations or powers), structure or ownership of Vitech or the Guarantors, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Vitech or its assets, the Guarantors or any other guarantor of any of the Guaranteed Obligations;

     (iv) the existence of any claim, set-off or other rights which the Guarantors may have at any time against Vitech or any other corporation or person, whether in connection herewith or in connection with any unrelated transaction;

     (v) any invalidity or unenforceability relating to or against Vitech or any other guarantor for any reason of the Loan Agreement or any other guaranty agreement, or any provision of applicable law or regulation purporting to prohibit payment by Vitech of amounts to be paid by it under the Loan Agreement or any of the Guaranteed Obligations or under any such guaranty agreement; or

     (vi) any other act or omission to act or delay of any kind by Vitech, any other guarantor or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder.

     3.    Waiver by the Guarantors.  The Guarantors irrevocably waive
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acceptance hereof, diligence, presentment, demand, protest, notice of dishonor and any notice not provided for herein, any requirement that at any time any person exhaust any right or take any action against Vitech or its assets or any other guarantor or person, and any other defense that may be available to a surety and guarantor.

     4.    Subrogation.  Upon making any payment hereunder, the Guarantors shall
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be subrogated to the rights of Gateway against Vitech with respect to such payment; provided that the Guarantors shall not enforce any right or receive any payment by way of subrogation until all of the Guaranteed Obligations shall have been discharged or paid in full.

     5.    Stay of Acceleration Ineffective with respect to Guarantors.  In the
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event that acceleration of the time for payment of any amount payable by Vitech under the Loan Agreement is stayed upon the insolvency, bankruptcy, or reorganization of Vitech, all such amounts otherwise subject to acceleration or required to be paid upon any early termination pursuant to the terms of the Loan Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Gateway.

     6.    Amendments and Waivers.  No provision of this guaranty may be
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amended, supplemented or modified, nor any of the terms and conditions hereof or thereof waived, except by a written instrument executed by the Guarantors and Gateway.

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     7.   Expenses and Taxes.  Without limiting the generality of the
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Guarantors' obligations hereunder, the Guarantors agree to pay to Gateway upon its request all reasonable costs and expenses, including fees and disbursements of counsel and taxes, incurred by Gateway in connection with any enforcement, collection or other proceedings against any person or assets arising out of or related to the Loan Documents, all of which shall be "Guaranteed Obligations" the performance and payment of which is guaranteed hereunder. The Guarantors agree that all amounts payable under this guaranty shall be paid without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of any present or future taxes, levies, imports, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any governmental or taxing authority to which the Guarantors are subject.

     8.   Enforcement.   Notwithstanding anything to the contrary in the Loan
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Agreement, Guarantors and Vitech agree that any decision by Gateway to enforce the terms hereof shall be in the sole discretion of Gateway, and Guarantors and Vitech hereby waive any rights they may have to object to any such decision made by Gateway.

     9.   Termination and Release.  This guaranty shall be terminated and the
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Guarantors shall be released from their obligations hereunder upon the earlier of:

     (i) the payment and performance in full by Vitech of each of the Guaranteed Obligations in accordance with the terms of the Loan Agreement and each other agreement, document, instrument or other understanding pursuant to which such Guaranteed Obligations arose, and the subsequent expiry of all applicable bankruptcy preference periods, and

     (ii) the execution and delivery of an instrument in writing from Gateway terminating this guaranty and releasing Guarantors.

     10.  GOVERNING LAW; WAIVER OF JURY TRIAL.  (a)  THIS GUARANTY SHALL BE
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GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK,
WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICT OF LAWS.

          (b) THE GUARANTORS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM ESTABLISHED BY THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AND ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT ENTERED INTO IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.  Jurisdiction and Consent to Suit.  (a) Any proceeding to enforce this
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guaranty may be brought in any state or federal court of competent jurisdiction in the State of New

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York. Each Guarantor hereby irrevocably waives any present or future objection to any such venue, and irrevocably consents and submits unconditionally to the non-exclusive jurisdiction for itself and in respect of any of its property of any such court. Each Guarantor further agrees that final judgment against it in any such action or proceeding arising out of or relating to this guaranty shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its obligation.

          (b) Prior to the Closing Date, each Guarantor shall irrevocably designate and appoint an agent satisfactory to Gateway for service of process in The City of New York, New York as its authorized agent to receive, accept, and forward on its behalf service of process in any such proceeding, and shall provide Gateway with evidence of the prepayment in full of the fees of such agent. Each Guarantor agrees that service of process, writ, judgment, or other notice of legal process upon said agent shall be deemed and held in every respect to be effective personal service upon it. Each Guarantor shall maintain such appointment (or that of a successor satisfactory to Gateway) continuously in effect at all times

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while the Guarantor is obligated under this guaranty. Nothing herein shall affect Gateway's right to serve process in any other manner permitted by applicable law.

                                              Very truly yours,


                                              _____________________________
                                              William C. St. Laurent


                                              _____________________________
                                              Georges C. St. Laurent, III


AGREED AND ACCEPTED:

GATEWAY COMPANIES, INC.


By:__________________________
   Name:
   Title:


AGREED AND ACCEPTED AS TO SECTION 8:

VITECH AMERICA, INC.


By:__________________________
   Name:
   Title:

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